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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-88649, 333-58093, 333-50161, 333-50171,
333-26905, 333-26903, 333-04895, 333-04903, 333-03010, 33-48231, and 333-76586)
and in the Registration Statements on Forms S-3 (Registration Nos. 333-54090 and 333-98355) of America Service Group Inc. of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                     /s/ Ernst & Young LLP

Nashville, Tennessee
March 10, 2004